SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          PRIDE AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)


 Delaware                                                   98-0157860
(State of incorporation                                     (I.R.S. Employer
or organization)                                            Identification No.)


                Pride House, Watford Metro Centre, Tolpits Lane,
                     Watford Hertfordshire, WD1 8SB England
                    (Address of principal executive offices)


              Securities to be registered pursuant to Section 12(b)
                                  of the Act:

                                      None.

             Securities to be registered pursuant to Section 12 (g)
                                  of the Act:

                     Common Stock, par value $.001 per share
                                (Title of Class)







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
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the shares of common stock, par value $.001 per share, of Pride Automotive Group, Inc., a Delaware corporation (the "Registrant") will be in the section captioned "Description of Securities" in the form of prospectus hereafter filed pursuant to Rule 424(b) under the
Securities Act of 1933, as amended, with respect to the Registrant's Registration Statement on Form SB-2, Registration No. 333-44131. The description of the Securities are hereby incorporated by reference in answer to this item.

Item 2.  Exhibits.

         The   following   exhibits  are   incorporated   by  reference  to  the
Registration Statement on Form SB-2 filed by the Registrant on April 17, 1996 (Registration No. 33-296-NY).

         3.1      Certificate of Incorporation of the Registrant.
         3.2      By-Laws of the Registrant.



























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
                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  June 16, 1998


                                                    PRIDE AUTOMOTIVE GROUP, INC.



                                              By:     /s/ Alan Lubinsky
                                                     Alan Lubinsky, President




























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